Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "RESPONSE GENETICS, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-THIRD DAY OF SEPTEMBER, A.D. 1999, AT 9 O'CLOCK A.M.

CERTIFICATE OF CORRECTION, CHANGING ITS NAME FROM "BIO TYPE INC." TO "BIOTYPE CORPORATION", FILED THE TWENTY-FOURTH DAY OF SEPTEMBER, A.D. 1999, AT 9 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "BIOTYPE CORPORATION" TO "BIOPLAN.COM INC.", FILED THE SEVENTEENTH DAY OF DECEMBER, A.D. 1999, AT 9 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTEENTH DAY OF MARCH, A.D. 2000, AT 9 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-NINTH DAY OF MARCH, A.D. 2000, AT 9 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-NINTH DAY OF MARCH, A.D. 2000, AT 9:01 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM


SECRETARY'S OFFICE
DELAWARE

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3100986 8100H

060934256

AUTHENTICATION: 5107455

DATE: 10-11-06

"BIOPLAN.COM INC." TO "BIOPLAN, INC.", FILED THE EIGHTH DAY OF JUNE, A.D. 2000, AT 9 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "BIOPLAN, INC." TO "RESPONSE GENETICS, INC.", FILED THE TWENTY-FOURTH DAY OF AUGUST, A.D. 2000, AT 9 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE SECOND DAY OF APRIL, A.D. 2001, AT 9 O'CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "RESPONSE GENETICS, INC.".

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3100986 8100H

060934256

AUTHENTICATION: 5107455

DATE: 10-11-06

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/23/1999
991399327 - 3100986

CERTIFICATE OF INCORPORATION

OF

BIO TYPE INC.

FIRST: The name of the Corporation is:
BIO TYPE INC.

SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805-1297. The name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is three thousand (3,000) shares of Common Stock, par value $.01 per share.

FIFTH: The name and address of the sole incorporator is as follows:

NAME	ADDRESS
Ralph D. Mosley, Jr.	405 Lexington Avenue New York, New York 10174

SIXTH: Unless required by law or determined by the chairman of the meeting to be advisable, the vote by stockholders on any matter, including the election of directors, need not be by written ballot.

SEVENTH: The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation under which the Corporation is organized or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to the aforementioned reservation.

EIGHTH: The Board of Directors shall have the power at any time, and from time to time, to adopt, amend and repeal any and all By-Laws of the Corporation.

NINTH: 1. Indemnification

The Corporation shall, and does hereby, indemnify to the fullest extent permitted or authorized by the Delaware General Corporation Law or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but, in the case of any such amendment

or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than permitted prior thereto), each person (including the current and future heirs, beneficiaries, personal representatives and estate of such person) who was or is a party, or is threatened to be made a party, or was or is a witness, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a"Proceeding") and whether the basis of such Proceeding is an allegation of an action in an official capacity of such person related to the Corporation or any other capacity while such person is serving as an officer, director, employee or agent of the Corporation, against any liability (which for purposes of this Article shall include any judgment, settlement, penalty or fine) or cost, charge or expense (including attorneys' fees) asserted against him or incurred by him by reason of the fact that such indemnified person (1) is or was a director, officer or employee of the Corporation or (2) is or was an agent of the Corporation as to whom the Corporation, by action of its Board of Directors, has agreed to grant such indemnity or (3) is or was serving, at the request of the Corporation, as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of any employee benefit plan) or (4) is or was serving as an agent of such other corporation, partnership, joint venture, trust or other enterprise described in clause (3) hereof as to whom the Corporation, by action of its Board of Directors, has agreed to grant such indemnity. Each director, officer, employee or agent of the Corporation to whom indemnification rights under this Section 1 of this Article have been granted shall be referred to as an "Indemnified Person."

Notwithstanding the foregoing, except as specified in Section 3 of this Article, the Corporation shall not be required to indemnify an Indemnified Person in connection with a Proceeding (or any part thereof) initiated by such IndemnifiedPerson unless such authorization for such Proceeding (or any part thereof) was not denied by the Board of Directors of the Corporation prior to sixty (60) days after receipt of notice thereof from such Indemnified Person stating his intent to initiate such Proceeding and only upon such terms and conditions as the Board of Directors may deem appropriate.

2. Advance of Costs, Charges and Expenses

Costs, charges and expenses (including attorneys' fees) incurred by an officer, director, employee or agent who is an Indemnified Person in defending a Proceeding shall be paid by the Corporation to the fullest extent permitted or authorized by the Delaware General Corporation Law or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but, in the case of any such future amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader rights to advance costs, charges and expenses

than permitted prior thereto), in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the Indemnified Person to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision that such person is not entitled to be indemnified by the Corporation as authorized in this Article and upon such other terms and conditions, in the case of an agent as to whom the Corporation has agreed to grant such indemnity, as the Board of Directors may deem appropriate. The Corporation may, upon approval of the Indemnified Person, authorize theCorporation's counsel to represent such person in any Proceeding, whether or not the Corporation is a party to such Proceeding. Such authorization may be made by the Board of Directors by majority vote, including directors who are parties to such Proceeding.

3. Procedure for Indemnification

Any indemnification or advance under this Article shall be made promptly and in any event within sixty (60) days upon the written request of the Indemnified Person (except in the case of a claim for an advancement of costs, charges or expenses, in which case the applicable period shall be twenty (20) days). The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnified Person in any court of competent jurisdiction if the Corporation denies such request under this Article, in whole or in part, or if no disposition thereof is made within sixty (60) days or twenty (20) days, as may be applicable. Such Indemnified Person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advancement of costs, charges or expenses, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action that the claimant has not met the standard of conduct, if any, required by the Delaware General Corporation Law or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but, in the case of any such future amendment or interpretation, only to the extent that such amendment or interpretation does not impose amore stringent standard of conduct than permitted prior thereto), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant or advancement for the claimant is proper in the circumstances because he has met the applicable standard of conduct, if any, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

4. Non-Exclusivity; Survival of Indemnification

The indemnification and advancement provided by this Article shall not be deemed exclusive of any other rights to which those Indemnified Persons may be entitled under any agreement, vote of stockholders or disinterested directors or recommendation of counsel or otherwise, both as to actions in such person's official capacity and as to actions in any other capacity while holding such office or position, and shall continue as to an Indemnified Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, beneficiaries, personal representatives and the estate of such person. All rights to indemnification andadvancement under this Article shall be deemed to be a contract between the Corporation and each Indemnified Person who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such Indemnified Person, or the obligations of the Corporation arising hereunder, for claims relating to matters occurring prior to such repeal or modification.

5. Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan) against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the applicable provisions of the Delaware General Corporation Law.

6. Savings Clause

If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advancecosts to each Indemnified Person as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any Proceeding, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and as permitted by the Delaware General Corporation Law.

TENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for

acts or omissions not in good faith or which involve intentional mis-conduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or amendment of this Article shall adversely affect any rights of any person pursuant to this Article which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

Dated: September 23, 1999

/s/ Ralph D. Mosley, Jr. (L.S.)
RALPH D. MOSLEY, JR.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/24/1999
991402286 - 3100986

CERTIFICATE OF CORRECTION

OF

CERTIFICATE OF INCORPORATION

OF

BIO TYPE INC.

The undersigned, being the sole incorporator of BIO TYPE INC. (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

1. The name of the Corporation is BIO TYPE INC.
2. The Certificate of Incorporation of the Corporation, which was filed by the Secretary of State on September 23, 1999, is hereby corrected.
3. The inaccuracy to be corrected in said instrument is as follows: The name should have been one word BIOTYPE instead of two words BIO TYPE and the corporate indicator should have been CORPORATION instead of INC.
4. The portion of the instrument in corrected form is as follows:

"FIRST: The name of the corporation is:
BIOTYPE CORPORATION"

Dated: September 24, 1999

/s/ Ralph D. Mosley, Jr.
Ralph D. Mosley, Jr.
Sole Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/17/1999
991547743 - 3100986

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

BIOTYPE CORPORATION

Adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware

The undersigned, being the sole incorporator of BIOTYPE CORPORATION (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

FIRST: That the Certificate of Incorporation of the Corporation has been amended as follows by striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows:

"FIRST: The name of the corporation is:

BIOPLAN.COM INC."

SECOND: That the Corporation has not received any payment for any of its stock and that such amendment has been duly adopted by the written consent of the sole incorporator of the Corporation in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

The undersigned incorporator affirms, under the penalties of perjury, that the foregoing instrument is the act and deed of the Corporation and the facts stated therein are true.

IN WITNESS WHEREOF, I have signed this Certificate this 17th day of December, 1999.

/s/ Ralph D. Mosley, Jr.
Ralph D. Mosley, Jr.,
Sole Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/13/2000
001127684 - 3100966

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

BIOPLAN.COM INC.

Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

---

The undersigned, being the Vice President of BIOPLAN.COM INC. (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

FIRST: That the Certificate of Incorporation of the Corporation has been amended as follows by striking out the whole of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new Article FOURTH, reading as follows:

"FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Twenty-Two Million (22,000,000) shares, of which Twenty Million (20,000,000) shares shall be Common Stock, par value $.01 per share, and Two Million (2,000,000) shares shall be Preferred Stock, par value $.01 per share.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to

issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

(a) the designation of the series and the number of shares to constitute such series (which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors);

(b) the dividend rate (or method of determining such rate), any conditions on which and times at which dividends are payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock including the Preferred Stock, and whether such dividends shall be cumulative or non-cumulative;

(c) whether the series will be redeemable (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the Corporation or another corporation;

(d) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

(e) the conversion or exchange rights (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange times, prices, rates, adjustments and other terms of conversion or exchange;

(f) whether the shares of such series shall have voting rights in addition to any voting rights provided as a matter of law and, if so, the terms of such voting

rights, which may be general or limited;

(g) the conditions or restrictions, if any, upon the issue or reissue or sale of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class;

(h) the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or upon any dissolution of the assets of the Corporation (including preferences over the Common Stock or other class or classes or series of capital stock including the Preferred Stock);

(i) the preemptive rights, if any, to subscribe to additional issues of stock or securities of the Corporation;

(j) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock; and

(k) such other special rights and privileges, if any, for the benefit of the holders of the Preferred Stock, as shall not be inconsistent with the provisions of the Corporation's Certificate of Incorporation, as amended, or applicable law.

All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock redeemed, purchased or otherwise acquired by the Corporation (including share surrendered for conversion) shall be cancelled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series."

SECOND: That such amendment has been duly adopted by written consent of the sole stockholder in accordance with the provisions of the General Corporation Law of the State of Delaware.

Dated: March 9, 2000.

BIOPLAN.COM INC.

By: /s/ David M. Smith
Name: David M. Smith
Title: Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/29/2000
001160396 - 3100986

BIOPLAN.COM INC.

**CERTIFICATE OF DESIGNATION
OF THE VOTING POWERS, DESIGNATIONS,
PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR
OTHER SPECIAL RIGHTS, AND OF THE QUALIFICATIONS,
LIMITATIONS OR RESTRICTIONS, OF SERIES A
JUNIOR CONVERTIBLE PREFERRED STOCK
(\$.01 Par Value Per Share)**

**Pursuant to Section 151 of the
General Corporation Law of the State of Delaware**

The undersigned hereby certifies that the following resolution was duly adopted by the Board of Directors of Bioplan.com Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), on March 28, 2000:

RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the General Corporation Law of the State of Delaware and the provisions of the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), a series of the class of authorized Preferred Stock of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

Section 1. Designation, Number and Rank. (a) The shares of such series shall be designated "Series A Junior Convertible Preferred Stock" (the "Series A Junior Preferred Stock"). The number of shares initially constituting the Series A Junior Preferred Stock shall be 500,000, par value \$.01 per share.

(b) The Series A Junior Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank senior to the common stock, par value \$.01 per share, of the Corporation (the "Common Stock") and junior to any other issue of preferred stock of the Corporation. The Series A Junior Preferred Stock shall be entitled to a liquidation value of \$5 a share, plus declared but unpaid dividends

Section 2. Dividends and Distributions. (a) The holders of shares of Series A Junior Preferred Stock, in preference to the holders of shares of Common Stock and junior to any shares

of preferred stock of the Corporation, shall be entitled to receive, out of the assets of the Corporation legally available therefor, non-cumulative dividends payable at the rate of 6.25¢ per quarter, subject to appropriate adjustment by the Board of Directors of the Corporation in the event of any stock split, dividend or similar division of shares of Series A Junior Preferred Stock or reverse split or similar combination of the Series A Junior Preferred Stock. Dividends shall be payable quarterly, in arrears, on the last day of June, September, December and March of each year. The first payment of dividends shall be payable commencing on March 31, 2002.

(b) Declared but unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive payment of a dividend declared hereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

(c) The holders of shares of Series A Junior Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3. <u>Voting Rights</u>. The holders of the Series A Junior Preferred Stock shall be entitled to 6½ votes for each share of preferred stock, voting as a class with the Common Stock on any action to be voted on by the common stockholders of the Corporation until such time as such Series A Junior Preferred Stock is converted into shares of Common Stock.

Section 4. <u>Reacquired Shares</u>. (i) Any shares of Series A Junior Preferred Stock converted, purchased or otherwise acquired by the Corporation in any manner whatsoever and (ii) any shares of Series A Junior Preferred Stock authorized under Section 1 hereof which remain unissued upon the expiration of the twelve month period commencing on the date hereof shall be retired and cancelled promptly after the acquisition thereof or upon the expiration of such twelve month period, as the case may be, and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more other series.

Section 5. <u>Conversion</u>. The holders of the Series A Junior Preferred Stock shall have conversion rights as follows:

a. Each share of Series A Junior Preferred Stock is convertible into 6 ½ shares of Common Stock (the "Conversion Rate"). The Conversion Rate shall be subject to appropriate adjustment by the Board of Directors of the Corporation in the event of any stock split, dividend or similar division of the Common Stock or reverse split or similar combination of the Common Stock prior to conversion.

b. All shares of Series A Junior Preferred Stock shall be automatically converted into shares of Common Stock upon consummation of the Corporation's initial public offering.

c. Before any holder of Series A Junior Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A

Junior Preferred Stock together with such other documents and evidence of payment of any required taxes on the part of the holder as the Corporation may request, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Junior Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Junior Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

d. Upon conversion, the holder of shares of Series A Junior Preferred Stock shall waive any unpaid dividends, whether or not declared, on the shares of Series A Junior Preferred Stock surrendered for conversion to the date of such conversion

e. The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of the Series A Junior Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of Common Stock in a name other than that of the holder of Series A Junior Preferred Stock, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

f. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Junior Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Junior Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series A Junior Preferred Stock.

Dated: March 28, 2000

BIOPLAN.COM INC.

By: /s/ David Smith
Name: David Smith
Title: Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:01 AM 03/29/2000
001160397 - 3100986

BIOPLAN.COM INC.

CERTIFICATE OF DESIGNATION OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND OF THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS, OF SERIES B CONVERTIBLE PREFERRED STOCK

($.01 Par Value Per Share)

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

---

The undersigned hereby certifies that the following resolution was duly adopted by the Board of Directors of Bioplan.com Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), on March 28, 2000:

RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the General Corporation Law of the State of Delaware and the provisions of the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), a series of the class of authorized Preferred Stock of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

Section 1. Designation, Number and Rank. (a) The shares of such series shall be designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"). The number of shares initially constituting the Series B Preferred Stock shall be 1,111,000, par value $.01 per share.

(b) The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank prior to the common stock, par value $.01 per share, of the Corporation (the "Common Stock") and any other issue of preferred stock heretofore or hereafter created by the Corporation which does not expressly provide that it ranks senior to or pari passu with the Series B Preferred Stock as to dividends, liquidation preference or otherwise. The Series B Preferred Stock shall be entitled to a liquidation value of $9 a share, plus accrued but unpaid dividends.

Section 2 Dividends and Distributions. (a) The holders of shares of Series B Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation (other than shares of any other issue of preferred stock hereafter created by the Corporation that expressly provides that it ranks senior to or pari passu with the Series B Preferred Stock as to dividends and distributions), shall be entitled to receive, out of the assets of the Corporation legally available therefor, cumulative dividends at the rate of 90¢ per annum per share, payable quarterly, subject to appropriate adjustment by the Board of Directors of the Corporation in the event of any stock split, dividend or similar division of shares of Series B Preferred Stock or reverse split or similar combination of the Series B Preferred Stock. Dividends shall be payable quarterly, in arrears, on the last day of June, September, December and March of each year The first payment of dividends shall be payable on the first payment date commencing the earlier of March 31, 2002 or the first day that the shares of the Corporation's Company Stock is publicly traded.

(b) Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the date of issuance, whether or not earned or declared. Accrued but unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend declared hereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

(c) Dividends payable pursuant to paragraph (a) of this Section 2 shall be payable at the Corporation's option in either cash or in that number of shares of Common Stock determined by dividing the total amount of dividends due by the Fair Market Value of the Common Stock. For purposes of these resolutions, "Fair Market Value" shall mean the average of the closing bid price of the Common Stock as reported on a national exchange for the twenty (20) day trading period ending on the third trading date immediately preceding the payment date. In the event that the Common Stock is not listed on any national exchange, the "Fair Market Value" shall mean $9 a share, subject to appropriate adjustment by the Board of Directors of the Corporation in the event of any stock split, dividend or similar division of the Common Stock or reverse split or similar combination of the Common Stock prior to conversion. In the event of payment of dividends in shares of Common Stock no fractional shares shall be issued but cash shall be paid in lieu of the issuance of the fractional shares based upon the Fair Market Value of such fractional shares.

(d) No dividends or other distributions shall be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation of any shares of Common Stock unless and until all accrued and unpaid dividends on the Series B Preferred Stock, including the full dividend for the then-current quarterly dividend period, shall have been paid or declared and set apart for payment.

(e) The holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3. Voting Rights. The holders of the Series B Preferred Stock shall not be

entitled to vote on any action to be voted on by the stockholders of the Corporation until such time as such Series B Preferred Stock is converted into shares of Common Stock.

Section 4. Reacquired Shares. (i) Any shares of Series B Preferred Stock converted, purchased or otherwise acquired by the Corporation in any manner whatsoever and (ii) any shares of Series B Preferred Stock authorized under Section 1 hereof which remain unissued upon the expiration of the six month period commencing on the date hereof shall be retired and cancelled promptly after the acquisition thereof or upon the expiration of such six month period, as the case may be, and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more other series but not as shares of Series B Preferred Stock.

Section 5. Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows:

a. Each share of Series B Preferred Stock is convertible into one share of Common Stock (the "Conversion Rate") The Conversion Rate shall be subject to appropriate adjustment by the Board of Directors of the Corporation in the event of any stock split, dividend or similar division of the Common Stock or reverse split or similar combination of the Common Stock prior to conversion.

b. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock together with such other documents and evidence of payment of any required taxes on the part of the holder as the Corporation may request, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

c Upon conversion, the holder of shares of Series B Preferred Stock shall be entitled to receive any accrued and unpaid dividends on the shares of Series B Preferred Stock surrendered for conversion to the date of such conversion Such dividends shall be payable at the Corporation's option in either cash or in that number of shares of Common Stock determined by dividing the total amount of dividends due by the Fair Market Value of the Common Stock. In the event of payment of dividends in shares of Common Stock no fractional shares shall be issued but cash shall be paid in lieu of the issuance of the fractional shares based upon the Fair Market Value of such fractional shares

d. The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of the Series B Preferred Stock The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of Common Stock in a name other than that of the holder of Series B Preferred Stock, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

e. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series B Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series B Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series B Preferred Stock.

Section 6. Callable. The Series B Preferred Stock is callable by the Corporation upon 20 days' notice at any time after the Corporation's Common Stock is publicly traded at a bid price of at least $18 a share for 20 consecutive business days. The call price is $9 a share, plus accrued dividends. During the 20 day-notice period, the Preferred Stock will be convertible into Common Stock.

Dated: March 28, 2000

BIOPLAN.COM INC.

By: /s/ David Smith
Name: David Smith
Title: Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/08/2000
001293077 - 3100986

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

BIOPLAN.COM INC.

Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

The undersigned, being the Vice President of BIOPLAN.COM INC. (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

FIRST: That the Certificate of Incorporation of the Corporation has been amended as follows by striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows:

"FIRST: The name of the corporation is:

BIOPLAN, INC."

SECOND: That the foregoing amendment has been adopted by the written consent of the holders of not less than a majority of the outstanding stock entitled to vote thereon and that prompt written notice of the corporate action shall be given to those stockholders who have not consented in writing, all in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this Certificate this 8th day of June, 2000.

BIOPLAN.COM INC.

By: /s/ David Smith
David Smith,
Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/24/2000
001429364 - 3100986

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

BIOPLAN, INC.

Adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware

The undersigned, being the Vice President of BIOPLAN, INC. (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

FIRST: That the Certificate of Incorporation of the Corporation has been amended as follows by striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows:

"FIRST: The name of the corporation is:

RESPONSE GENETICS, INC."

SECOND: That the foregoing amendment has been adopted by the written consent of the holders of not less than a majority of the outstanding stock entitled to vote thereon and that prompt written notice of the corporate action shall be given to those stockholders who have not consented in writing, all in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this Certificate this 24th day of August, 2000.

BIOPLAN, INC.

By: /s/ David Smith
David Smith,
Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/02/2001
010161996 - 3100986

RESPONSE GENETICS, INC.

**CERTIFICATE OF DESIGNATION
OF THE VOTING POWERS, DESIGNATIONS,
PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR
OTHER SPECIAL RIGHTS, AND OF THE QUALIFICATIONS,
LIMITATIONS OR RESTRICTIONS, OF SERIES B
CONVERTIBLE PREFERRED STOCK
($.01 Par Value Per Share)**

**Pursuant to Section 151 of the
General Corporation Law of the State of Delaware**

The undersigned hereby certifies that the following resolution was duly adopted by the Board of Directors of Response Genetics, Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), on September 29, 2000:

WHEREAS, on September 28, 2000, 261,851 authorized and unissued shares of Series B Preferred Stock, $.01 par value, expired in accordance with the terms thereof; and

WHEREAS, the Board of Directors of the Corporation desire to reauthorize said expired shares of Series B Preferred Stock;

NOW THEREFORE, be it

RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the General Corporation Law of the State of Delaware and the provisions of the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), a series of the class of authorized Preferred Stock of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

Section 1. Designation, Number and Rank. (a) The shares of such series shall be designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"). The number of shares initially constituting the Series B Preferred Stock shall be 261,851, par value $.01 per share.

(b) The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank prior to the common stock, par value $.01 per share, of the Corporation (the "Common Stock") and any other issue of preferred stock heretofore or hereafter created by the Corporation which does not expressly provide that it ranks senior to or pari passu with the Series B Preferred Stock as to dividends, liquidation preference or otherwise. The Series B Preferred Stock shall be entitled to a liquidation value of $9 a share, plus accrued but unpaid dividends.

Section 2. Dividends and Distributions. (a) The holders of shares of Series B Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation (other than shares of any other issue of preferred stock hereafter created by the Corporation that expressly provides that it ranks senior to or pari passu with the Series B Preferred Stock as to dividends and distributions), shall be entitled to receive, out of the assets of the Corporation legally available therefor, cumulative dividends at the rate of 90¢ per annum per share, payable quarterly, subject to appropriate adjustment by the Board of Directors of the Corporation in the event of any stock split, dividend or similar division of shares of Series B Preferred Stock or reverse split or similar combination of the Series B Preferred Stock. Dividends shall be payable quarterly, in arrears, on the last day of June, September, December and March of each year. The first payment of dividends shall be payable on the first payment date commencing the earlier of March 31, 2002 or the first day that the shares of the Corporation's Company Stock is publicly traded.

(b) Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the date of issuance, whether or not earned or declared. Accrued but unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend declared hereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

(c) Dividends payable pursuant to paragraph (a) of this Section 2 shall be payable at the Corporation's option in either cash or in that number of shares of Common Stock determined by dividing the total amount of dividends due by the Fair Market Value of the Common Stock. For purposes of these resolutions, "Fair Market Value" shall mean the average of the closing bid price of the Common Stock as reported on a national exchange for the twenty (20) day trading period ending on the third trading date immediately preceding the payment date. In the event that the Common Stock is not listed on any national exchange, the "Fair Market Value" shall mean $9 a share, subject to appropriate adjustment by the Board of Directors of the Corporation in the event of any stock split, dividend or similar division of the Common Stock or reverse split or similar combination of the Common Stock prior to conversion. In the event of payment of dividends in shares of Common Stock no fractional shares shall be issued but cash shall be paid in lieu of the issuance of the fractional shares based upon the Fair Market Value of such fractional shares.

(d) No dividends or other distributions shall be paid or set apart for payment on,

and no purchase, redemption or other acquisition shall be made by the Corporation of any shares of Common Stock unless and until all accrued and unpaid dividends on the Series B Preferred Stock, including the full dividend for the then-current quarterly dividend period, shall have been paid or declared and set apart for payment.

(e) The holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3. Voting Rights. The holders of the Series B Preferred Stock shall not be entitled to vote on any action to be voted on by the stockholders of the Corporation until such time as such Series B Preferred Stock is converted into shares of Common Stock.

Section 4. Reacquired Shares. Any shares of Series B Preferred Stock converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more other series but not as shares of Series B Preferred Stock.

Section 5. Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows:

a. Each share of Series B Preferred Stock is convertible into one share of Common Stock (the "Conversion Rate"). The Conversion Rate shall be subject to appropriate adjustment by the Board of Directors of the Corporation in the event of any stock split, dividend or similar division of the Common Stock or reverse split or similar combination of the Common Stock prior to conversion.

b. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock together with such other documents and evidence of payment of any required taxes on the part of the holder as the Corporation may request, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

c. Upon conversion, the holder of shares of Series B Preferred Stock shall be

entitled to receive any accrued and unpaid dividends on the shares of Series B Preferred Stock surrendered for conversion to the date of such conversion. Such dividends shall be payable at the Corporation's option in either cash or in that number of shares of Common Stock determined by dividing the total amount of dividends due by the Fair Market Value of the Common Stock. In the event of payment of dividends in shares of Common Stock no fractional shares shall be issued but cash shall be paid in lieu of the issuance of the fractional shares based upon the Fair Market Value of such fractional shares.

d. The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of the Series B Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of Common Stock in a name other than that of the holder of Series B Preferred Stock, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

e. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series B Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series B Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series B Preferred Stock.

Section 6. Callable. The Series B Preferred Stock is callable by the Corporation upon 20 days' notice at any time after the Corporation's Common Stock is publicly traded at a bid price of at least $18 a share for 20 consecutive business days. The call price is $9 a share, plus accrued dividends. During the 20 day-notice period, the Preferred Stock will be convertible into Common Stock.

Dated: September 29, 2000

RESPONSE GENETICS, INC.

By: /s/ David Smith
Name: David Smith
Title: Vice President